UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    November 14, 2012

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN	37,932
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(865) 223-6575

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 29, 2012, we entered into a Loan Agreement (the “Loan Agreement”) with Apollo Investment Corporation (“Apollo”), as Administrative Agent and Lender. The Loan Agreement provides for a credit facility of up to $100 million (the “Apollo Credit Facility”) with an initial availability of $55 million. On November 14, 2012, we entered into the Acknowledgment and Amendment No. 3 (the “Amendment”) with Apollo under the Apollo Credit Facility.

The Amendment amends the definition of Permitted Liens to include liens customarily arising in connection with the financing of insurance premiums to the extent such a premium financing is permitted under the existing covenant restricting our indebtedness. This allows us to engage in the financing of insurance premiums in cases where the financing party takes a customary lien, provided the financing is otherwise permitted under the terms of the Apollo Credit Facility.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as an Exhibit 10.50 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.            Description

10.50	Acknowledgment and Amendment No. 3, dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date: November 16, 2012	By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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